Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	2625 Augustine Drive, Suite 301
650-435-3318	Santa Clara, CA 95054
Kathleen.Nemeth@Omnicell.com

Omnicell Announces Fiscal Year and Fourth Quarter 2022 Results

2022 Total Bookings of $1.054 billion

Full Year 2022 GAAP Revenues of $1.296 and non-GAAP Revenues of $1.297 billion

Ended Year with Over 150 Long-Term, Sole-Source Agreements with the Top 300 U.S. Health Systems

Year End 2022 Backlog of $1.215 billion

Chief Financial Officer to Step Down effective July 1, 2023

SANTA CLARA, Calif. -- February 28, 2023 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leading provider of medication management solutions and adherence tools for healthcare systems and pharmacies, today announced results for fiscal year and fourth quarter ended December 31, 2022.

“Omnicell delivered results generally exceeding our revised outlook for the fourth quarter and full year 2022 in the face of continued headwinds and macroeconomic uncertainty” said Randall Lipps, Founder, Chairman, President and Chief Executive Officer of Omnicell. “Omnicell has strong customer relationships, unique expertise within medication management, and compelling Advanced Services offerings that we believe are helping our customers meet critical care needs, improve patient outcomes and realize return on their investments – and we think our long-term opportunities remain robust as we continue to transform the pharmacy care delivery model. We will continue to manage our business in a way that we believe is prudent, while we focus on integrating our recent acquisitions and strengthening our operational efficiencies. We remain confident in our strategy and our ability to drive long-term value creation for all of our stakeholders.”

Omnicell also announced today that Peter J. Kuipers will step down from his role as Executive Vice President, Chief Financial Officer, effective July 1, 2023. Pending his departure, Mr. Kuipers will continue to serve as Executive Vice President, Chief Financial Officer while the Company searches for a new Chief Financial Officer and will assist with the transition of his role and responsibilities. The Company has commenced a national search for his successor, and Peter will help to assist in a smooth transition. The Company would like to thank Mr. Kuipers for his contributions to the Company throughout his employment, and for playing an important role in the Company’s growth.

Randall Lipps added “I would like to thank Peter for his contributions to Omnicell over the last seven years. Peter has played an important role in scaling the company from nearly $500 million in annual revenue to $1.3 billion in 2022. Peter also made significant contributions leading our international operations. I wish Peter the best as he transitions to the next chapter in his career.”

GAAP Results

Total GAAP revenues for the fourth quarter of 2022 were $298 million, down $13 million, or 4%, from the fourth quarter of 2021. The decrease in GAAP revenues reflects ongoing macroeconomic challenges and health systems capital budget freezes and delays, as well as ongoing customer labor shortages.

Total GAAP revenues for the year ended December 31, 2022 were $1.296 billion, up $164 million, or 14%, from the year ended December 31, 2021.

GAAP net loss for the fourth quarter 2022 was $28 million, or $0.64 per diluted share. This compares to GAAP net income of $14 million, or $0.28 per diluted share, for the fourth quarter of 2021.

GAAP net income for the year ended December 31, 2022 was $6 million, or $0.12 per diluted share. This compares to GAAP net income of $78 million, or $1.62 per diluted share, for the year ended December 31, 2021.

Non-GAAP Results

Total non-GAAP revenues for the fourth quarter of 2022 were $298 million, down $14 million, or 4%, from the fourth quarter of 2021. The decrease in non-GAAP revenues reflects ongoing macroeconomic challenges and health systems capital budget freezes and delays, as well as ongoing customer labor shortages.

Total non-GAAP revenues for the year ended December 31, 2022 were $1.297 billion, up $164 million, or 14%, from the year ended December 31, 2021.

Total non-GAAP net income for the fourth quarter of 2022 was $15 million, or $0.33 per diluted share. This compares to non-GAAP net income of $44 million, or $0.92 per diluted share, for the fourth quarter of 2021.

Total non-GAAP net income for the year ended December 31, 2022 was $136 million, or $3.00 per diluted share. This compares to non-GAAP net income of $175 million, or $3.81 per diluted share, for the year ended December 31, 2021.

Total non-GAAP EBITDA for the fourth quarter of 2022 was $26 million. This compares to non-GAAP EBITDA of $52 million for the fourth quarter of 2021.

Total non-GAAP EBITDA for the year ended December 31, 2022 was $193 million. This compares to non-GAAP EBITDA of $230 million for the year ended December 31, 2021.

Bookings and Backlog

Total bookings (1) for the year ended December 31, 2022 were $1.054 billion compared to $1.217 billion for the year ended December 31, 2021, or a decrease of 13% year-over-year, primarily driven by reduced demand for connected devices, partially offset by strong demand for Advanced Services offerings and the impact of acquisitions.

Total backlog (2) for the years ended December 31, 2022 and 2021 was as follows:

	December 31,
	2022	2021

	(In thousands)
Total backlog	$1,215,462	$1,253,801
By type:
Product backlog	$796,967	$976,734
Advanced Services backlog (3)	$418,495	$277,067
By duration and type:
Short-term product backlog	$503,303	$744,303
Long-term product backlog	$293,664	$232,431
Short-term Advanced Services backlog (3)	$49,567	$36,925
Long-term Advanced Services backlog (3)	$368,928	$240,142

(1)	We define bookings generally as: (i) the value of non-cancelable contracts for our connected devices, software products, and Advanced Services (although, for those Advanced Services contracts without a minimum commitment, bookings only include the amount of revenue that has been recognized once the services have been provided); and (ii) for our consumables, the value of orders placed through our Omnicell Storefront online platform or through written or telephonic orders. We typically exclude technical services and other less significant items ancillary to our products and services, such as freight revenue from bookings. We utilize bookings as an indicator of the success of our business.

(2)	Backlog is the dollar amount of bookings that have not yet been recognized as revenue. Bookings for those Advanced Services contracts without a minimum commitment are not included in backlog. A majority of our connected devices and software license products are installable and recognized as revenues within twelve months of booking, while service revenues from Advanced Services are recorded over the contractual term. We consider backlog that is expected to be converted to revenues in more than twelve months to be long-term backlog. We believe a majority of long-term product backlog will be convertible into revenues in 12-24 months. Long-term Advanced Services backlog typically represents multi-year subscription agreements (usually with contractual terms of 2-7 years, some of which have not yet been implemented) that will be converted to revenue ratably over the contractual term. Due to industry practice that allows customers to change order configurations with limited advance notice prior to shipment and as customer installation schedules may change, backlog as of any particular date may not necessarily indicate the timing of future revenue. However, we do believe that backlog is an indication of a customer’s willingness to install our solutions and revenue we expect to generate over time.

(3)	Includes only the value of Advanced Services non-cancelable contracts with minimum commitments.

Balance Sheet

As of December 31, 2022, Omnicell’s balance sheet reflected cash and cash equivalents of $330 million, total debt (net of unamortized debt issuance costs) of $567 million, and total assets of $2.21 billion. Cash flows provided by operating activities in the fourth quarter of 2022 totaled $82 million. This compares to cash flows provided by operating activities totaling $60 million in the fourth quarter of 2021.

As of December 31, 2022, the Company had $500 million of availability under its revolving credit facility.

Business Highlights

•	With the launch of Specialty Pharmacy Services in 2022, along with new technology advancements in IV compounding robotics and Inventory Optimization, Omnicell’s Advanced Services are designed to deliver a comprehensive offering that is expected to drive enhanced clinical and business outcomes for our customers across all settings of care.

•	Market demand for our Advanced Services offerings appeared to continue to gain momentum in 2022, with health systems using these technologies to help enable them to achieve significant benefits and improved outcomes for their pharmacy care.

•	Recognizing our belief that a combination of technology, expertise and intelligence are key to supporting safe medication management, Omnicell has entered into a strategic alliance with Long Island University (“LIU”) to launch a center for innovative medication management. This immersive experience, which is expected to open this Spring, is intended to help expand technological and analytical expertise for LIU Pharmacy students and support the continuing transformation of the pharmacy care delivery model.

•	Continuous improvement for our environmental, social, and corporate governance (“ESG”) program: Omnicell was ranked in the 4th percentile for the healthcare IT services subindustry for ESG risk management (4) and was ranked in the highest score range relative to global peers for Corporate Governance (5).

(4)  Sustainalytics ESG Risk Rating Report published on 1/24/2023.

(5)  MSCI report published on 02/14/2023.

2023 Guidance

For the full year 2023, the Company expects bookings to be between $1.000 billion and $1.100 billion. The Company expects full year 2023 total revenues to be between $1.150 billion and $1.190 billion. The Company expects full year 2023 product revenues to be between $740 million and $760 million, and full year 2023 service revenues to be between $410 million and $430 million. The Company expects full year 2023 technical services revenues to be between $210 million and $220 million, and full year 2023 Advanced Services revenues to be between $200 million and $210 million. The Company expects full year 2023 non-GAAP EBITDA to be between $120 million and $135 million. The Company expects full year 2023 non-GAAP earnings per share to be between $1.55 and $1.80 per share.

For the first quarter of 2023, the Company expects total revenues to be between $273 million and $283 million. The Company expects first quarter 2023 product revenues to be between $179 million and $184 million, and first quarter 2023 service revenues to be between $94 million and $99 million. The Company expects first quarter 2023 non-GAAP EBITDA to be between $6 million and $12 million. The Company expects first quarter 2023 non-GAAP earnings per share to be between $0.04 and $0.14 per share.

The table below summarizes Omnicell’s 2023 guidance outlined above.

	Q1 2023	2023
Bookings	Not provided	$1.000 billion - $1.100 billion
Total Revenues	$273 million - $283 million	$1.150 billion - $1.190 billion
Product Revenues	$179 million - $184 million	$740 million - $760 million
Service Revenues	$94 million - $99 million	$410 million - $430 million
Technical Services Revenues	Not provided	$210 million - $220 million
Advanced Services Revenues	Not provided	$200 million - $210 million
Non-GAAP EBITDA	$6 million - $12 million	$120 million - $135 million
Non-GAAP Earnings Per Share	$0.04 - $0.14	$1.55 - $1.80

The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.

Omnicell Conference Call Information

Omnicell will hold a conference call today, Tuesday, February 28, 2023 at 4:30 p.m. ET to discuss fourth quarter and year end 2022 financial results. The conference call can be monitored by dialing 1-888-550-5424 within the U.S. or 1-646-960-0819 for all other locations. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at https://ir.omnicell.com/events-and-presentations/.

About Omnicell

Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the industry vision of the Autonomous Pharmacy, a combination of automation, intelligence, and technology-enabled services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings. Healthcare facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. Institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell’s innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions.

To learn more, visit www.omnicell.com. From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its Twitter handle www.twitter.com/omnicell, LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).

OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries.

Forward-Looking Statements

To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected bookings, revenues, including product, service, technical services and Advance Services revenues, respectively, non-GAAP EBITDA, and non-GAAP earnings per share; expectations regarding transitioning to selling more products and services on a subscription basis; and statements about Omnicell’s strategy, plans, objectives, goals, vision, planned investments, products and services and the expected benefits. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) ability to realize the benefits of our expense containment efforts, (iii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iv) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (v) delays in installations of our medication management solutions or our more complex medication packaging systems, (vi) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (vii) risks related to failing to maintain expected service levels when providing our Advanced Services or retaining our Advanced Services customers, (viii) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (ix) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (x) changes to the 340B Program, (xi) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (xii) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity as a result of the previously disclosed ransomware incident, (xiii) risks related to the ongoing COVID-19 pandemic (including new variants of the virus), (xiv) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xv) risks associated with operating in foreign countries, (xvi) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xvii) Omnicell’s ability to protect its intellectual property, (xviii) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xix) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, and (xx) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.

Our non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP revenues excludes from its GAAP equivalent item a) below; non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b), c), f), and g) below; non-GAAP operating expenses excludes from its GAAP equivalents items b), c), d), e), f), g), and j) below; non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), d), e), f), g), and j) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through k) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), b), d), e), f), g), h), i), and j) below:

a)	Acquisition accounting impact related to deferred revenues. In connection with the recent acquisition of FDS Amplicare, we recorded a fair value adjustment to acquired deferred revenues as part of the purchase accounting in accordance with GAAP. The adjustment represents revenues that would have been recognized in the normal course of business by FDS Amplicare if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements. The non-GAAP adjustment to our revenues is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business.

b)	Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.

c)	Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

d)	Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of less acquisitive peer companies.

e)	Impairment and abandonment of operating lease right-of-use assets related to facilities. We excluded from our non-GAAP results the impairment and abandonment of operating lease right-of-use assets incurred in connection with restructuring activities for optimization of certain leased facilities. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

f)	Ransomware-related expenses, net of insurance recoveries. We excluded from our non-GAAP results the net expenses related to the previously disclosed ransomware incident identified by the Company on May 4, 2022. Expenses include costs to investigate and remediate the ransomware incident, as well as legal and other professional services, and are presented net of expected insurance recoveries. These expenses are unrelated to our ongoing operations and would not have otherwise been incurred by us in the normal course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

g)	Severance-related expenses. We excluded from our non-GAAP results the expenses related to restructuring events. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

h)	Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of term loan and revolving credit facilities, as well as the issuance of convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

i)	Amortization of discount on convertible senior notes. We excluded from our non-GAAP results the amortization of the imputed discount on our convertible senior notes. Under GAAP (prior to the adoption of Accounting Standards Update 2020-06, effective January 1, 2022), certain convertible debt instruments that may be settled in cash upon conversion were required to be bifurcated into separate liability and equity components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we were required to recognize the imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our convertible senior notes. This non-cash expense is not considered by management to reflect the core cash-generating performance of the business and therefore is excluded from our non-GAAP results.

j)	Certain litigation costs. We excluded non-recurring charges and benefits, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business or that are not representative of those that we historically have incurred. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

k)	Tax impact of IP restructuring. We excluded from our non-GAAP results the tax impact related to the release of a net uncertain tax benefit as a result of effective settlement with the tax authorities related to prior IP restructuring. This impact is unrelated to our ongoing operations, and we do not expect it to occur in the ordinary course of business. We believe that excluding this impact provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.

We believe that the presentation of non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:

a)	Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.

b)	Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.

c)	These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.

d)	These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i)	While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.

ii)	We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.

Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

a)	Omnicell’s equity incentive plans and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

b)	Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

c)	A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.

A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Product revenues	$196,976	$223,506	$903,222	$812,512
Services and other revenues	100,698	87,528	392,725	319,506
Total revenues	297,674	311,034	1,295,947	1,132,018
Cost of revenues:
Cost of product revenues	119,451	119,258	493,626	422,855
Cost of services and other revenues	56,470	42,483	213,334	154,510
Total cost of revenues	175,921	161,741	706,960	577,365
Gross profit	121,753	149,293	588,987	554,653
Operating expenses:
Research and development	28,413	21,946	104,969	75,716
Selling, general, and administrative	131,697	115,758	486,341	389,430
Total operating expenses	160,110	137,704	591,310	465,146
Income (loss) from operations	(38,357)	11,589	(2,323)	89,507
Interest and other income (expense), net	2,843	(4,785)	(130)	(23,500)
Income (loss) before provision for income taxes	(35,514)	6,804	(2,453)	66,007
Benefit from income taxes	(7,106)	(7,177)	(8,101)	(11,842)
Net income (loss)	$(28,408)	$13,981	$5,648	$77,849
Net income (loss) per share:
Basic	$(0.64)	$0.32	$0.13	$1.79
Diluted	$(0.64)	$0.28	$0.12	$1.62
Weighted-average shares outstanding:
Basic	44,678	44,015	44,398	43,475
Diluted	44,678	49,849	45,891	47,943

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$330,362	$349,051
Accounts receivable and unbilled receivables, net	299,469	240,894
Inventories	147,549	119,924
Prepaid expenses	27,070	22,499
Other current assets	77,362	48,334
Total current assets	881,812	780,702
Property and equipment, net	93,961	71,141
Long-term investment in sales-type leases, net	32,924	18,391
Operating lease right-of-use assets	38,052	48,549
Goodwill	734,274	738,900
Intangible assets, net	242,906	277,616
Long-term deferred tax assets	22,329	15,883
Prepaid commissions	59,483	63,795
Other long-term assets	105,017	127,519
Total assets	$2,210,758	$2,142,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,389	$71,513
Accrued compensation	73,455	71,130
Accrued liabilities	172,655	133,167
Deferred revenues, net	118,947	112,196
Convertible senior notes, net	—	488,152
Total current liabilities	428,446	876,158
Long-term deferred revenues	37,385	20,194
Long-term deferred tax liabilities	2,095	51,705
Long-term operating lease liabilities	39,405	39,911
Other long-term liabilities	6,719	7,839
Convertible senior notes, net	566,571	—
Total liabilities	1,080,621	995,807
Total stockholders’ equity	1,130,137	1,146,689
Total liabilities and stockholders’ equity	$2,210,758	$2,142,496

Omnicell, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Year Ended December 31,
	2022	2021
Operating Activities
Net income	$5,648	$77,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,931	72,990
Loss on disposal of property and equipment	678	433
Share-based compensation expense	68,247	53,160
Deferred income taxes	(37,316)	(3,272)
Amortization of operating lease right-of-use assets	12,238	11,941
Impairment and abandonment of operating lease right-of-use assets related to facilities	9,382	—
Impairment of externally and internally developed capitalized software, net	1,275	—
Amortization of debt issuance costs	4,164	3,440
Amortization of discount on convertible senior notes	—	18,608
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(60,357)	(40,973)
Inventories	(30,115)	(25,695)
Prepaid expenses	(4,671)	(5,678)
Other current assets	6,360	2,801
Investment in sales-type leases	(15,354)	3,346
Prepaid commissions	4,312	(6,876)
Other long-term assets	5,027	(3,258)
Accounts payable	(7,754)	29,084
Accrued compensation	2,446	12,312
Accrued liabilities	16,651	34,859
Deferred revenues	24,469	24,179
Operating lease liabilities	(13,781)	(12,503)
Other long-term liabilities	(699)	(14,938)
Net cash provided by operating activities	77,781	231,809
Investing Activities
Software development for external use	(13,204)	(29,368)
Purchases of property and equipment	(47,536)	(28,967)
Business acquisitions, net of cash acquired	(3,392)	(354,163)
Purchase price adjustments from business acquisitions	5,463	—
Net cash used in investing activities	(58,669)	(412,498)
Financing Activities
Proceeds from issuances under stock-based compensation plans	40,182	67,348
Employees’ taxes paid related to restricted stock units	(13,506)	(16,286)
Stock repurchases	(52,210)	—
Change in customer funds, net	4,581	(3,699)
Net cash provided by (used in) financing activities	(20,953)	47,363
Effect of exchange rate changes on cash and cash equivalents	(944)	(974)
Net decrease in cash, cash equivalents, and restricted cash	(2,785)	(134,300)
Cash, cash equivalents, and restricted cash at beginning of period	355,620	489,920
Cash, cash equivalents, and restricted cash at end of period	$352,835	$355,620
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$330,362	$349,051
Restricted cash included in other current assets	22,473	6,569
Cash, cash equivalents, and restricted cash at end of period	$352,835	$355,620

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$297,674	$311,034	$1,295,947	$1,132,018
Acquisition accounting impact related to deferred revenues	40	685	903	780
Non-GAAP revenues	$297,714	$311,719	$1,296,850	$1,132,798

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$121,753	$149,293	$588,987	$554,653
GAAP gross margin	40.9%	48.0%	45.4%	49.0%
Share-based compensation expense	2,460	2,104	9,067	7,994
Amortization of acquired intangibles	3,115	3,228	13,204	11,438
Acquisition accounting impact related to deferred revenues	40	685	903	780
Ransomware-related expenses, net of insurance recoveries	—	—	317	—
Severance-related expenses	7,418	—	8,018	389
Non-GAAP gross profit	$134,786	$155,310	$620,496	$575,254
Non-GAAP gross margin	45.3%	49.8%	47.8%	50.8%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$160,110	$137,704	$591,310	$465,146
GAAP operating expenses % to total revenues	53.8%	44.3%	45.6%	41.1%
Share-based compensation expense	(15,056)	(12,579)	(59,180)	(45,166)
Amortization of acquired intangibles	(5,319)	(4,560)	(21,873)	(14,900)
Acquisition-related expenses	(246)	(4,392)	(2,155)	(11,150)
Impairment and abandonment of operating lease right-of-use assets related to facilities	(3,992)	—	(9,382)	—
Ransomware-related expenses, net of insurance recoveries	(73)	—	(2,157)	—
Severance-related and other expenses (a)	(11,364)	(350)	(16,785)	(2,932)
Non-GAAP operating expenses	$124,060	$115,823	$479,778	$390,998
Non-GAAP operating expenses as a % of total non-GAAP revenues	41.7%	37.2%	37.0%	34.5%

Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$(38,357)	$11,589	$(2,323)	$89,507
GAAP operating income (loss) % to total revenues	(12.9)%	3.7%	(0.2)%	7.9%
Share-based compensation expense	17,516	14,683	68,247	53,160
Amortization of acquired intangibles	8,434	7,788	35,077	26,338
Acquisition accounting impact related to deferred revenues	40	685	903	780
Acquisition-related expenses	246	4,392	2,155	11,150
Impairment and abandonment of operating lease right-of-use assets related to facilities	3,992	—	9,382	—
Ransomware-related expenses, net of insurance recoveries	73	—	2,474	—
Severance-related and other expenses (a)	18,782	350	24,803	3,321
Non-GAAP income from operations	$10,726	$39,487	$140,718	$184,256
Non-GAAP operating margin (non-GAAP operating income as a % of total non-GAAP revenues)	3.6%	12.7%	10.9%	16.3%

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$(28,408)	$13,981	$5,648	$77,849
Tax impact of IP restructuring	—	—	—	(6,202)
Share-based compensation expense	17,516	14,683	68,247	53,160
Amortization of acquired intangibles	8,434	7,788	35,077	26,338
Acquisition accounting impact related to deferred revenues	40	685	903	780
Acquisition-related expenses	246	4,392	2,155	11,150
Impairment and abandonment of operating lease right-of-use assets related to facilities	3,992	—	9,382	—
Ransomware-related expenses, net of insurance recoveries	73	—	2,474	—
Severance-related and other expenses (a)	18,782	350	24,803	3,321
Amortization of debt issuance costs	1,043	870	4,164	3,440
Amortization of discount on convertible senior notes	—	4,734	—	18,608
Tax effect of the adjustments above (b)	(6,848)	(3,949)	(16,582)	(13,360)
Non-GAAP net income	$14,870	$43,534	$136,271	$175,084

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	44,678	49,849	45,891	47,943
Shares - diluted non-GAAP (c)	44,993	47,256	45,417	45,899

GAAP net income (loss) per share - diluted	$(0.64)	$0.28	$0.12	$1.62
Tax impact of IP restructuring	—	—	—	(0.14)
Share-based compensation expense	0.39	0.31	1.51	1.16
Amortization of acquired intangibles	0.19	0.16	0.77	0.58
Acquisition accounting impact related to deferred revenues	0.00	0.01	0.02	0.02
Acquisition-related expenses	0.01	0.09	0.05	0.24
Impairment and abandonment of operating lease right-of-use assets related to facilities	0.09	—	0.21	—
Ransomware-related expenses, net of insurance recoveries	0.00	—	0.05	—
Severance-related and other expenses	0.42	0.01	0.55	0.07
Amortization of debt issuance costs	0.02	0.02	0.09	0.07
Amortization of discount on convertible senior notes	—	0.10	—	0.41
Non-GAAP dilutive shares impact from convertible note hedge transaction (c)	—	0.02	0.00	0.07
Tax effect of the adjustments above (b)	(0.15)	(0.08)	(0.37)	(0.29)
Non-GAAP net income per share - diluted	$0.33	$0.92	$3.00	$3.81

Reconciliation of GAAP net income (loss) to non-GAAP EBITDA (d):
GAAP net income (loss)	$(28,408)	$13,981	$5,648	$77,849
Share-based compensation expense	17,516	14,683	68,247	53,160
Interest (income) and expense, net	(2,410)	(359)	(3,721)	161
Depreciation and amortization expense	22,088	19,850	86,931	72,990
Acquisition accounting impact related to deferred revenues	40	685	903	780
Acquisition-related expenses	246	4,392	2,155	11,150
Impairment and abandonment of operating lease right-of-use assets related to facilities	3,992	—	9,382	—
Ransomware-related expenses, net of insurance recoveries	73	—	2,474	—
Severance-related and other expenses (a)	18,782	350	24,803	3,321
Amortization of debt issuance costs	1,043	870	4,164	3,440
Amortization of discount on convertible senior notes	—	4,734	—	18,608
Benefit from income taxes	(7,106)	(7,177)	(8,101)	(11,842)
Non-GAAP EBITDA	$25,856	$52,009	$192,885	$229,617
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total non-GAAP revenues)	8.7%	16.7%	14.9%	20.3%

(a)	For the three months and year ended December 31, 2022, other expenses included approximately $1.3 million and $2.0 million of certain litigation costs, respectively. For the three months and year ended December 31, 2021, other expenses included approximately $0.3 million and $1.3 million of certain litigation costs, respectively.

(b)	Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2022 and 2021.

(c)	For the year ended December 31, 2022, non-GAAP diluted shares exclude approximately 0.5 million shares related to the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. For the three months and year ended December 31, 2021, non-GAAP diluted shares exclude approximately 2.6 million and 2.0 million shares, respectively.

(d)	Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$82,153	$59,632	$77,781	$231,809
Software development for external use	(3,556)	(5,227)	(13,204)	(29,368)
Purchases of property and equipment	(13,675)	(11,075)	(47,536)	(28,967)
Non-GAAP free cash flow	$64,922	$43,330	$17,041	$173,474